Exhibit 4.4

CHIPOTLE MEXICAN GRILL, INC.

2006 STOCK INCENTIVE PLAN

(As Adopted January 25, 2006)

1.	Purpose of the Plan

This Chipotle Mexican Grill, Inc. 2006 Stock Incentive Plan is intended to promote the interests of the Company and its shareholders by providing the employees of the Company and eligible non-employee directors of Chipotle, who are largely responsible for the management, growth and protection of the business of the Company, with incentives and rewards to encourage them to continue in the service of the Company. The Plan is designed to meet this intent by providing such employees and eligible non-employee directors with a proprietary interest in pursuing the long-term growth, profitability and financial success of the Company.

2.	Definitions

As used in the Plan or in any instrument governing the terms of any Incentive Award, the following definitions apply to the terms indicated below:

(a)	“Board of Directors” means the Board of Directors of Chipotle.

(b)                    “Cause” means, when used in connection with the termination of a Participant’s employment with the Company, unless otherwise provided in the Participant’s award agreement with respect to an Incentive Award or effective employment agreement or other written agreement with respect to the termination of a Participant’s employment with the Company, the termination of the Participant’s employment with the Company on account of: (i) a failure of the Participant to substantially perform his or her duties (other than as a result of physical or mental illness or injury); (ii) the Participant’s willful misconduct or gross negligence which is materially injurious to the Company; (iii) a breach by a Participant of the Participant’s fiduciary duty or duty of loyalty to the Company; (iv) the Participant’s unauthorized removal from the premises of the Company of any document (in any medium or form) relating to the Company or the customers of the Company; or (v) the commission by the Participant of any felony or other serious crime involving moral turpitude. Any rights the Company may have hereunder in respect of the events giving rise to Cause shall be in addition to the rights the Company may have under any other agreement with the Participant or at law or in equity. If, subsequent to a Participant’s termination of employment, it is discovered that such Participant’s employment could have been terminated for Cause, the Participant’s employment shall, at the election of the Committee, in its sole discretion, be deemed to have been terminated for Cause retroactively to the date the events giving rise to Cause occurred.

(c)	“Change in Control” means the occurrence of any of the following:

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(i)           Any Person (other than McDonald’s Corporation or one of its Subsidiaries) becoming the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act, a “Beneficial Owner”) of twenty-five percent or more of the combined voting power of Voting Securities; provided, however that a Change in Control shall not be deemed to occur by reason of an acquisition of Voting Securities by the Company or by an employee benefit plan (or a trust forming a part thereof) maintained by the Company; and provided, further that a Change in Control shall not be deemed to occur solely because any Person becomes the Beneficial Owner of twenty-five percent or more of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities deemed to be outstanding, increases the proportional number of shares Beneficially Owned by such Person, except that a Change in Control shall occur if a Change in Control would have occurred (but for the operation of this proviso) as a result of the acquisition of Voting Securities by the Company, and after such acquisition such Person becomes the Beneficial Owner of any additional Voting Securities following which such Person is the Beneficially Owner of twenty-five percent or more of the outstanding Voting Securities;

(ii)          The individuals who, as of January 25, 2006, are members of the Board of Directors (the "Incumbent Board"), cease for any reason to constitute at least a majority of the members of the Board of Directors; provided, however that if the election or appointment, or nomination for election by Chipotle's common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of the Plan, thereafter be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Proxy Contest; or

(iii)          The consummation of:

(A)         A merger, consolidation, reorganization or similar transaction (any of the foregoing, a “Business Combination”) with or into Chipotle or in which securities of Chipotle are issued, unless such Business Combination is a Non-Control Transaction.

(B)        A complete liquidation or dissolution of the Company; or

(C)         The sale or other disposition of all or substantially all of the assets of the Company (on a consolidated basis) to any Person other than the Company or an employee benefit plan (or a trust forming a part thereof) maintained by the Company or by a Person which, immediately thereafter, will have all its voting securities owned by the holders of the Voting Securities immediately prior thereto, in substantially the same proportions.

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For purposes of the Plan, a “Non-Control Transaction” is Business Combination involving Chipotle where:

(A)         the holders of Voting Securities immediately before such Business Combination own, directly or indirectly immediately following such Business Combination more than fifty percent of the combined voting power of the outstanding voting securities of the parent corporation resulting from, or issuing its voting securities as part of, such Business Combination (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such Business Combination by reason of their prior ownership of Voting Securities,

(B)         the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such Business Combination constitute a majority of the members of the board of directors of the Surviving Corporation, or a corporation beneficially owning a majority of the voting securities of the Surviving Corporation, and

(C)         no Person other than the Company or any employee benefit plan (or any trust forming a part thereof) maintained immediately prior to such Business Combination by the Company or McDonald’s Corporation or any of its Subsidiaries immediately following the time at which such transaction occurs, is a Beneficial Owner of twenty-five percent or more of the combined voting power of the Surviving Corporation's voting securities outstanding immediately following such Business Combination.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur as a result of any event or transaction to the extent that treating such event or transaction as a Change in Control would cause any tax to become due under Section 409A of the Code.

(d)          “Chipotle” means Chipotle Mexican Grill, Inc., a Delaware corporation, and any successor thereto.

(e)           “Code” means the Internal Revenue Code of 1986, as amended from time to time, and all regulations, interpretations and administrative guidance issued thereunder.

(f)           “Committee” means the Compensation Committee of the Board of Directors or such other committee as the Board of Directors shall appoint from time to time to administer the Plan and to otherwise exercise and perform the authority and functions assigned to the Committee under the terms of the Plan.

(g)          “Common Stock” means Chipotle’s Class A Common Stock, $0.01 par value per share, or any other security into which the common stock shall be changed pursuant to the adjustment provisions of Section 9 of the Plan.

(h)          “Company” means Chipotle and all of its Subsidiaries, collectively.

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(i)           “Covered Employee” means a Participant who at the time of reference is a “covered employee” as defined in Section 162(m) of the Code and the regulations promulgated thereunder.

(j)           “Director” means a member of the Board of Directors who is not at the time of reference an employee of the Company.

(k)          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

   (l)           “Fair Market Value” or “FMV” means, with respect to a share of Common Stock, the value of a share as of a certain date or over a period of time as determined by the Committee utilizing the following standards:

(i)

If the determination of FMV is to be made with respect to a share of Common Stock as of the date on which the Company commences the sale of shares of its Common Stock to the public in a public offering pursuant to a Registration Statement under the Securities Act (a "Public Offering"), and if the Incentive Award is granted in connection with and made contingent upon such Public Offering and a declaration by the Securities and Exchange Commission that the Company's Registration Statement relating to such Public Offering ("Registration Statement") has become effective, FMV shall be the price at which the shares are sold to the public in the offering.

(ii)

If FMV is determined with respect to shares actively traded on the New York Stock Exchange (“NYSE”), the determination shall be made utilizing actual transactions as reported on the NYSE, consistently applied, or if the shares are not traded on the NYSE, utilizing actual transactions as reported on such other established stock exchange (or exchanges) on which the shares are traded as the Committee may determine.

(iii)

In the event that shares are not publicly traded at the time a determination of FMV is required to be made hereunder and if the shares are not being valued in connection with an Incentive Award as described in sub-paragraph (i) above, the determination of FMV shall be made by the Committee in such manner, as it deems appropriate.

(m)        “Good Reason” means, unless otherwise provided in any award agreement entered between the Company and the Participant with respect to an Incentive Award or effective employment agreement or other written agreement between the Participant and the Company with respect to the termination of a Participant’s employment with the Company, the Participant’s termination of employment on account of: (i) a material diminution in a Participant’s duties and responsibilities other than a change in such Participant’s duties and responsibilities that results from becoming part of a larger organization following a Change in Control, (ii) a decrease in a Participant’s base salary, bonus opportunity or benefits other than a decrease in bonus opportunity or benefits that applies to all employees of the Company otherwise

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eligible to participate in the affected plan or (iii) a relocation of a Participant’s primary work location more than 30 miles from the Participant’s work location on the date of grant of a Participant’s Incentive Awards under the Plan, without the Participant’s prior written consent; provided that, within thirty days following the occurrence of any of the events set forth herein, the Participant shall have delivered written notice to the Company of his or her intention to terminate his or her employment for Good Reason, which notice specifies in reasonable detail the circumstances claimed to give rise to the Participant’s right to terminate employment for Good Reason, and the Company shall not have cured such circumstances within thirty days following the Company’s receipt of such notice.

(n)          “Incentive Award” means an Option or Other Stock-Based Award granted to a Participant pursuant to the terms of the Plan.

(o)          “Option” means an option to purchase shares of Common Stock granted to a Participant pursuant to Section 6.

(p)          “Other Stock-Based Award” means an equity or equity-related award granted to a Participant pursuant to Section 7.

(q)          “Participant” means a Director or employee of the Company who is eligible to participate in the Plan and to whom one or more Incentive Awards have been granted pursuant to the Plan and, following the death of any such Person, his successors, heirs, executors and administrators, as the case may be.

(r)           “Performance-Based Compensation” means compensation that satisfies the requirements of Section 162(m) of the Code for deductibility of remuneration paid to Covered Employees.

(s)          “Performance Measures” means such measures as are described in Section 8 on which performance goals are based in order to qualify certain awards granted hereunder as Performance-Based Compensation.

(t)           “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Incentive Award that is intended to qualify as Performance-Based Compensation.

(u)          “Person” means a “person” as such term is used in Section 13(d) and 14(d) of the Exchange Act, including any “group” within the meaning of Section 13(d)(3) under the Exchange Act.

(v)          “Plan” means this Chipotle Mexican Grill, Inc. 2006 Stock Incentive Plan, as it may be amended from time to time.

(w)         “Qualifying Termination” means a Participant’s termination of employment by the Company Without Cause or for Good Reason, in either case during the period commencing on a Change in Control and ending on the second anniversary of the Change in Control.

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(x)          “Securities Act” means the Securities Act of 1933, as amended.

(y)          “Subsidiary” means any “subsidiary” within the meaning of Rule 405 under the Securities Act.

(z)          “Voting Securities” means, at any time, Chipotle's then outstanding voting securities.

(aa)        “Without Cause” means a termination of a Participant’s employment with the Company other than: (i) a termination of employment by the Company for Cause, (ii) a termination of employment as a result of the Participant’s death or Disability or (iii) a termination of employment by the Participant for any reason.

3.	Stock Subject to the Plan
(a) In General*

Subject to adjustment as provided in Section 9 and the following provisions of this Section 3, the maximum number of shares of Common Stock that may be covered by Incentive Awards granted under the Plan shall not exceed 2.200,000 shares of Common Stock in the aggregate, of which 666,666 shares of Common Stock were available for issuance but were not issued under the Company’s Executive Stock Option Plan. Out of such aggregate, the maximum number of shares of Common Stock that may be covered by Options that are designated as “incentive stock options” within the meaning of Section 422 of the Code shall not exceed 2,200,000 shares of Common Stock, subject to adjustment as provided in Section 9 and the following provisions of this Section 3. Shares of Common Stock issued under the Plan may be either authorized and unissued shares or treasury shares, or both, at the discretion of the Committee.

For purposes of the preceding paragraph, shares of Common Stock covered by Incentive Awards shall only be counted as used to the extent they are actually issued and delivered to a Participant (or such Participant’s permitted transferees as described in the Plan) pursuant to the Plan. For purposes of clarification, in accordance with the preceding sentence if an Incentive Award is settled for cash or if shares of Common Stock are withheld to pay the exercise price of an Option or to satisfy any tax withholding requirement in connection with an Incentive Award only the shares issued (if any), net of the shares withheld, will be deemed delivered for purposes of determining the number of shares of Common Stock that are available for delivery under the Plan. In addition, if shares of Common Stock are issued subject to conditions which may result in the forfeiture, cancellation or return of such shares to the Company, any portion of the shares forfeited, cancelled or returned shall be treated as not issued pursuant to the Plan. In addition, if shares of Common Stock owned by a Participant (or such Participant’s permitted transferees as described in the Plan) are tendered (either actually or through attestation) to the Company in payment of any obligation in connection with an Incentive Award, the number of shares tendered shall be added to the number of shares of Common Stock that are available for delivery under the Plan. In addition, if the Company uses cash received by the Company in payment of the exercise price or purchase price in connection with any Incentive Award granted pursuant to the Plan to

* All numbers have been adjusted to reflect the Reclassification of the Company's common stock and reverse 3 for 1 stocksplit.

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repurchase shares of Common Stock from any Person, the shares so repurchased will be added to the aggregate number of shares available for delivery under the Plan. For purposes of the preceding sentence, shares of Common Stock repurchased by the Company shall be deemed to have been repurchased using such funds only to the extent that such funds have actually been previously received by the Company and that the Company promptly designates in its books and records that such repurchase was paid for with such funds. Shares of Common Stock covered by Incentive Awards granted pursuant to the Plan in connection with the assumption, replacement, conversion or adjustment of outstanding equity-based awards in the context of a corporate acquisition or merger (within the meaning of Section 303A.08 of the New York Stock Exchange Listed Company Manual or any successor provision) shall not count as used under the Plan for purposes of this Section 3.

Subject to adjustment as provided in Section 9, the maximum number of shares of Common Stock that may be covered by Incentive Awards granted under the Plan to any single Participant in any fiscal year of the Company shall not exceed 333,333 shares, prorated on a daily basis for any fiscal year of the Company that is shorter than 365 days.

(b)	Prohibition on Substitutions and Repricings

In no event shall any new Incentive Awards be issued in substitution for outstanding Incentive Awards previously granted to Participants, nor shall any repricing (within the meaning of US generally accepted accounting practices or any applicable stock exchange rule) of Incentive Awards issued under the Plan be permitted at any time under any circumstances, in each case unless the shareholders of the Company expressly approve such substitution or repricing.

4.	Administration of the Plan

The Plan shall be administered by a Committee of the Board of Directors designated by the Board of Directors consisting of two or more persons, at least two of whom qualify as non-employee directors (within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act), and as “outside directors” within the meaning of Treasury Regulation Section 1.162-27(e)(3) and as “independent” within the meaning of any applicable stock exchange or similar regulatory authority. The Committee shall, consistent with the terms of the Plan, from time to time designate those employees and non-employee directors who shall be granted Incentive Awards under the Plan and the amount, type and other terms and conditions of such Incentive Awards. All of the powers and responsibilities of the Committee under the Plan may be delegated by the Committee, in writing, to any subcommittee thereof. In addition, the Committee may from time to time authorize a committee consisting of one or more Directors to grant Incentive Awards to persons who are not “executive officers” of Chipotle (within the meaning of Rule 16a-1 under the Exchange Act), subject to such restrictions and limitation as the Committee may specify. In addition, the Board of Directors may, consistent with the terms of the Plan, from time to time grant Incentive Awards to Directors.

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The Committee shall have full discretionary authority to administer the Plan, including discretionary authority to interpret and construe any and all provisions of the Plan and the terms of any Incentive Award (and any agreement evidencing any Incentive Award) granted thereunder and to adopt and amend from time to time such rules and regulations for the administration of the Plan as the Committee may deem necessary or appropriate (including without limitation the adoption or amendment of rules or regulations applicable to the grant, vesting or exercise of Incentive Awards issued to employees located outside the United States). Without limiting the generality of the foregoing, (i) the Committee shall determine whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment and (ii) the employment of a Participant with the Company shall be deemed to have terminated for all purposes of the Plan if such person is employed by or provides services to a Person that is a Subsidiary of the Company and such Person ceases to be a Subsidiary of the Company, unless the Committee determines otherwise. Decisions of the Committee shall be final, binding and conclusive on all parties.

On or after the date of grant of an Incentive Award under the Plan, the Committee may (i) accelerate the date on which any such Incentive Award becomes vested, exercisable or transferable, as the case may be, (ii) extend the term of any such Incentive Award, including, without limitation, extending the period following a termination of a Participant’s employment during which any such Incentive Award may remain outstanding, (iii) waive any conditions to the vesting, exercisability or transferability, as the case may be, of any such Incentive Award (iv) provide for the payment of dividends or dividend equivalents with respect to any such Incentive Award; or (v) otherwise amend an outstanding Incentive Award in whole or in part from time-to-time as the Committee determines, in its sole and absolute discretion, to be necessary or appropriate to conform the Incentive Award to, or otherwise satisfy any legal requirement (including without limitation the provisions of Section 409A of the Code), which amendments may be made retroactively or prospectively and without the approval or consent of the Participant to the extent permitted by applicable law; provided, that the Committee shall not have any such authority to the extent that the grant or exercise of such authority would cause any tax to become due under Section 409A of the Code.

No member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and Chipotle shall indemnify and hold harmless each member of the Committee and each other Director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

5.	Eligibility

The Persons who shall be eligible to receive Incentive Awards pursuant to the Plan shall be those employees of the Company and Directors whom the Committee shall select from time to

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time. All Incentive Awards granted under the Plan shall be evidenced by a separate written agreement entered into by the Company and the recipient of such Incentive Award.

6.	Options

The Committee may from time to time grant Options, subject to the following terms and conditions:

(a)	Exercise Price

The exercise price per share of Common Stock covered by any Option shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date on which such Option is granted. The agreement evidencing the award of each Option shall clearly identify such Option as either an “incentive stock option” within the meaning of Section 422 of the Code or as not an incentive stock option.

(b)	Term and Exercise of Options

(1)          Each Option shall become vested and exercisable on such date or dates, during such period and for such number of shares of Common Stock as shall be determined by the Committee on or after the date such Option is granted (including without limitation in accordance with terms and conditions relating to the vesting or exercisability of an Option set forth in any employment, severance, change in control or similar agreement entered into by the Company with a Participant on or after the date of grant); provided, however that no Option shall be exercisable after the expiration of ten years from the date such Option is granted; and, provided, further, that each Option shall be subject to earlier termination, expiration or cancellation as provided in the Plan or in the agreement evidencing such Option. In addition, except as otherwise determined by the Committee at or after the time of grant, unless an Option becomes vested or exercisable pursuant to Sections 6(c) or 6(d) hereof, an Option may not become vested or exercisable in whole or in part during the twelve-month period commencing with the date on which the Option was granted.

(2)          Each Option may be exercised in whole or in part; provided, however that no partial exercise of an Option shall be for an aggregate exercise price of less than $1,000 or such other amount as the Committee may determine from time to time. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof.

(3)          An Option shall be exercised by such methods and procedures as the Committee determines from time to time, including without limitation through net physical settlement or other method of cashless exercise.

(4)          Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of a Participant, only by the Participant; provided, however that the Committee may permit Options to be sold, sold, pledged, assigned, hypothecated, transferred, or

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disposed of, on a general or specific basis, subject to such conditions and limitations as the Committee may determine.

(c)	Effect of Termination of Employment or other Relationship

The agreement evidencing the award of each Option shall specify the consequences with respect to such Option of the termination of the employment, service as a director or other relationship between the Company and the Participant holding the Option.

(d)	Effect of Qualifying Termination

If a Participant experiences a Qualifying Termination or a Director’s service on the Board terminates in connection with or as a result of a Change in Control, each Option outstanding immediately prior to such Qualifying Termination or termination of a Director’s service shall become fully and immediately vested and exercisable as of such Qualifying Termination or termination of a Director’s service and shall remain exercisable until its expiration, termination or cancellation pursuant to the terms of the Plan and the agreement evidencing such Option.

(e)	Special Rules for Incentive Stock Options

(1)          The aggregate Fair Market Value of shares of Common Stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code) are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company (or any “subsidiary” as such term is defined in Section 424 of the Code of Chipotle) shall not exceed $100,000. Such Fair Market Value shall be determined as of the date on which each such incentive stock option is granted. In the event that the aggregate Fair Market Value of shares of Common Stock with respect to such incentive stock options exceeds $100,000, then incentive stock options granted hereunder to such Participant shall, to the extent and in the order required by regulations promulgated under the Code (or any other authority having the force of regulations), automatically be deemed to be non-qualified stock options, but all other terms and provisions of such incentive stock options shall remain unchanged. In the absence of such Regulations (and authority), or in the event such Regulations (or authority) require or permit a designation of the options which shall cease to constitute incentive stock options, incentive stock options granted hereunder shall, to the extent of such excess and in the order in which they were granted, automatically be deemed to be non-qualified stock options, but all other terms and provisions of such incentive stock options shall remain unchanged.

(2)         No incentive stock option may be granted to an individual if, at the time of the proposed grant, such individual owns stock possessing more than ten percent of the total combined voting power of all classes of stock of Chipotle or any of its “subsidiaries” (within the meaning of Section 424 of the Code), unless (i) the exercise price of such incentive stock option is at least one hundred and ten percent of the Fair Market Value of a share of Common Stock at the time such incentive stock option is granted and (ii) such incentive stock option is not exercisable after the expiration of five years from the date such incentive stock option is granted.

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7.	Other Stock-Based Awards

The Committee may grant equity-based or equity-related awards not otherwise described herein in such amounts and subject to such terms and conditions as the Committee shall determine. Without limiting the generality of the preceding sentence, each such Other Stock-Based Award may (i) involve the transfer of actual shares of Common Stock to Participants, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of shares of Common Stock, (ii) be subject to performance-based and/or service-based conditions, (iii) be in the form of cash-settled stock appreciation rights, stock-settled stock appreciation rights, phantom stock, restricted stock, restricted stock units, performance shares, or share-denominated performance units (iv) be designed to comply with applicable laws of jurisdictions other than the United States, and (v) be designed to qualify as Performance Based Compensation.

Except as may be expressly provided to the contrary by the Committee in an agreement evidencing the grant of an Other Stock-Based Award or any employment, severance, change in control or similar agreement entered into with a Participant, if a Participant experiences a Qualifying Termination or a Director’s service on the Board terminates in connection with or as a result of a Change in Control, each Other Stock-Based Award outstanding immediately prior to such Qualifying Termination or termination of Director’s service shall become fully and immediately vested and, if applicable, exercisable as of such Qualifying Termination or termination and shall remain exercisable until its expiration, termination or cancellation pursuant to the terms of the Plan and the agreement evidencing such Other Stock-Based Award.

8.	Performance Measures
(a) Performance Measures

The performance goals upon which the payment or vesting of any Incentive Award (other than Options and SARs) to a Covered Employee that is intended to qualify as Performance-Based Compensation depends shall relate to one or more of the following Performance Measures: revenue growth, operating income, operating cash flow, net income, earnings per share, return on sales, return on assets, return on equity, return on invested capital, new store openings and total shareholder return.

Performance Periods may be equal to or longer than, but not less than, one fiscal year of the Company and may be overlapping. Within 90 days after the beginning of a Performance Period, and in any case before 25% of the Performance Period has elapsed, the Committee shall establish (a) performance goals and objectives for the Company for such Performance Period, (b) target awards for each Participant, and (c) schedules or other objective methods for determining the applicable performance percentage to be applied to each such target award.

The measurement of any Performance Measure(s) may exclude the impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by generally accepted

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accounting principles and as identified in the Company’s audited financial statements, including the notes thereto. Any Performance Measure(s) may be used to measure the performance of the Company or a Subsidiary as a whole or any business unit of the Company or any Subsidiary or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or a published or special index that the Committee, in its discretion, deems appropriate.

Nothing in this Section 8 is intended to limit the Committee’s discretion to adopt conditions with respect to any Incentive Award that is not intended to qualify as Performance-Based Compensation that relate to performance other than the Performance Measures. In addition, the Committee may, subject to the terms of the Plan, amend previously granted Incentive Awards in a way that disqualifies them as Performance-Based Compensation.

(b)	Committee Discretion

In the event that the requirements of Section 162(m) of the Code and the regulations thereunder change to permit Committee discretion to alter the Performance Measures without obtaining shareholder approval of such changes, the Committee shall have discretion to make such changes without obtaining shareholder approval.

9.	Adjustment Upon Changes in Common Stock
(a)	Shares Available for Grants

In the event of any change in the number of shares of Common Stock outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum aggregate number of shares of Common Stock with respect to which the Committee may grant Incentive Awards and the maximum aggregate number of shares of Common Stock with respect to which the Committee may grant Incentive Awards to any individual Participant in any year shall be appropriately adjusted by the Committee. In the event of any change in the number of shares of Common Stock outstanding by reason of any other similar event or transaction, the Committee may, but need not, make such adjustments in the number and class of shares of Common Stock with respect to which Incentive Awards may be granted as the Committee may deem appropriate.

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(b)	Increase or Decrease in Issued Shares Without Consideration

Subject to any required action by the shareholders of Chipotle, in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by the Company, the Committee may, to the extent deemed appropriate by the Committee, proportionally adjust the number of shares of Common Stock subject to each outstanding Incentive Award and the exercise price per share of Common Stock of each such Incentive Award.

(c)	Certain Mergers

Subject to any required action by the shareholders of Chipotle, in the event that Chipotle shall be the surviving corporation in any merger, consolidation or similar transaction as a result of which the holders of shares of Common Stock receive consideration consisting exclusively of securities of such surviving corporation, the Committee may, to the extent deemed appropriate by the Committee, adjust each Incentive Award outstanding on the date of such merger or consolidation so that it pertains to and applies to the securities which a holder of the number of shares of Common Stock subject to such Incentive Award would have received in such merger or consolidation.

(d)	Certain Other Transactions

In the event of (i) a dissolution or liquidation of Chipotle, (ii) a sale of all or substantially all of the Company’s assets (on a consolidated basis), (iii) a merger, consolidation or similar transaction involving Chipotle in which Chipotle is not the surviving corporation or (iv) a merger, consolidation or similar transaction involving Chipotle in which Chipotle is the surviving corporation but the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, the Committee shall, in its discretion, have the power to:

(i) cancel, effective immediately prior to the occurrence of such event, each Incentive Award (whether or not then exercisable), and, in full consideration of such cancellation, pay to the Participant to whom such Incentive Award was granted an amount in cash, for each share of Common Stock subject to such Incentive Award equal to the value, as determined by the Committee in its discretion, of such Incentive Award, provided that with respect to any outstanding Option such value shall be equal to the excess of (A) the value, as determined by the Committee in its discretion, of the property (including cash) received by the holder of a share of Common Stock as a result of such event over (B) the exercise price of such Option; or

(ii) provide for the exchange of each Incentive Award (whether or not then exercisable or vested) for an incentive award with respect to, as appropriate, some or all of the property which a holder o f the number of shares of Common Stock subject to such Incentive Award would have received in such transaction and, incident thereto, make an

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equitable adjustment as determined by the Committee in its discretion in the exercise price of the incentive award, or the number of shares or amount of property subject to the incentive award or, if appropriate, provide for a cash payment to the Participant to whom such Incentive Award was granted in partial consideration for the exchange of the Incentive Award.

(e)	Other Changes

In the event of any change in the capitalization of Chipotle or corporate change other than those specifically referred to in paragraphs (b), (c) or (d), the Committee may, in its discretion, make such adjustments in the number and class of shares subject to Incentive Awards outstanding on the date on which such change occurs and in such other terms of such Incentive Awards as the Committee may consider appropriate.

(f)	No Other Rights

Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of Chipotle or any other corporation. Except as expressly provided in the Plan, no issuance by Chipotle of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares or amount of other property subject to any Incentive Award.

(g)	Savings Clause

No provision of this Section 9 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code.

10.	Rights as a Stockholder

No person shall have any rights as a stockholder with respect to any shares of Common Stock covered by or relating to any Incentive Award granted pursuant to the Plan until the date of the issuance of a stock certificate with respect to such shares. Except as otherwise expressly provided in Section 9 hereof, no adjustment of any Incentive Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

11.	No Special Employment Rights; No Right to Incentive Award

(a) Nothing contained in the Plan or any Incentive Award shall confer upon any Participant any right with respect to the continuation of his employment by or service to the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Incentive Award.

14

(b) No person shall have any claim or right to receive an Incentive Award hereunder. The Committee’s granting of an Incentive Award to a Participant at any time shall neither require the Committee to grant an Incentive Award to such Participant or any other Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person.

12.	Securities Matters

(a)         Chipotle shall be under no obligation to effect the registration pursuant to the Securities Act of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, Chipotle shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Common Stock pursuant to the Plan unless and until Chipotle is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. The Committee may require, as a condition to the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee deems necessary or desirable.

(b)        The exercise of any Option granted hereunder shall only be effective at such time as counsel to Chipotle shall have determined that the issuance and delivery of shares of Common Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. Chipotle may, in its discretion, defer the effectiveness of an exercise of an Option hereunder or the issuance or transfer of shares of Common Stock pursuant to any Incentive Award pending or to ensure compliance under federal or state securities laws or the rules or regulations of any exchange on which the Shares are then listed for trading. Chipotle shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option or the issuance or transfer of shares of Common Stock pursuant to any Incentive Award. During the period that the effectiveness of the exercise of an Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

13.	Withholding Taxes

(a)	Cash Remittance

Whenever shares of Common Stock are to be issued upon the exercise of an Option or the grant or vesting of an Incentive Award, Chipotle shall have the right to require the Participant to remit to Chipotle in cash an amount sufficient to satisfy federal, state and local withholding tax requirements, if any, attributable to such exercise, grant or vesting prior to the delivery of any certificate or certificates for such shares or the effectiveness of the lapse of such restrictions. In addition, upon the exercise or settlement of any Incentive Award in cash, Chipotle shall have the right to withhold from any cash payment required to be made pursuant thereto an amount

15

sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise or settlement.

(b)	Stock Remittance

At the election of the Participant, subject to the approval of the Committee, when shares of Common Stock are to be issued upon the exercise, grant or vesting of an Incentive Award, the Participant may tender to Chipotle a number of shares of Common Stock that have been owned by the Participant for at least six months (or such other period as the Committee may determine) having a Fair Market Value at the tender date determined by the Committee to be sufficient to satisfy the minimum federal, state and local withholding tax requirements, if any, attributable to such exercise, grant or vesting but not greater than such minimum withholding obligations. Such election shall satisfy the Participant’s obligations under Section 13(a) hereof, if any.

(c)	Stock Withholding

At the election of the Participant, subject to the approval of the Committee, when shares of Common Stock are to be issued upon the exercise, grant or vesting of an Incentive Award, Chipotle shall withhold a number of such shares having a Fair Market Value at the exercise date determined by the Committee to be sufficient to satisfy the minimum federal, state and local withholding tax requirements, if any, attributable to such exercise, grant or vesting but not greater than such minimum withholding obligations. Such election shall satisfy the Participant’s obligations under Section 13(a) hereof, if any.

14.	Amendment or Termination of the Plan

The Board of Directors may at any time suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that to the extent any applicable law, regulation or rule of a stock exchange requires shareholder approval in order for any such revision or amendment to be effective, such revision or amendment shall not be effective without such approval. The preceding sentence shall not restrict the Committee’s ability to exercise its discretionary authority hereunder pursuant to Section 4 hereof, which discretion may be exercised without amendment to the Plan. No provision of this Section 14 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code. Except as expressly provided in the Plan, no action hereunder may, without the consent of a Participant, reduce the Participant’s rights under any previously granted and outstanding Incentive Award. Nothing in the Plan shall limit the right of the Company to pay compensation of any kind outside the terms of the Plan.

15.	No Obligation to Exercise

The grant to a Participant of an Incentive Award shall impose no obligation upon such Participant to exercise such Incentive Award.

16.	Transfers Upon Death

16

Upon the death of a Participant, outstanding Incentive Awards granted to such Participant may be exercised only by the executors or administrators of the Participant’s estate or by any person or persons who shall have acquired such right to exercise by will or by the laws of descent and distribution. No transfer by will or the laws of descent and distribution of any Incentive Award, or the right to exercise any Incentive Award, shall be effective to bind Chipotle unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Incentive Award that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with the grant of the Incentive Award.

17.	Expenses and Receipts

The expenses of the Plan shall be paid by Chipotle. Any proceeds received by Chipotle in connection with any Incentive Award will be used for general corporate purposes.

18.	Governing Law

The Plan and the rights of all persons under the Plan shall be construed and administered in accordance with the laws of the State of Colorado without regard to its conflict of law principles.

19.	Effective Date and Term of Plan

The Plan was adopted by the Board of Directors on January 25, 2006, and approved by the shareholders of Chipotle on January 25, 2006. No grants may be made under the Plan after the tenth anniversary of adoption.

17

Option Agreement

This option agreement (“Option Agreement”) evidences the grant to [_______] (the “Participant”) by Chipotle Mexican Grill, Inc. (the “Company”) of the non-qualified option to purchase shares of Common Stock provided for below (the “Option”) pursuant to the Chipotle Mexican Grill, Inc. 2006 Stock Incentive Plan (the “Plan”). This Option Agreement and the Option granted hereunder is expressly subject to all of the terms, definitions and provisions of the Plan as it may be amended and restated from time-to-time. Capitalized terms used in this Option Agreement and not defined herein shall have the meanings attributed to them in the Plan.

1.            Grant Date and Term. The date on which the Option is granted is [Option [_________] (the “Grant Date”). The term of the Option is from the Grant Date until the seventh anniversary of the Grant Date, subject to earlier termination of employment.

2.            Number of Shares Subject to Option; Type of Option. The number of shares of the Company’s Class A Common Stock (“Shares”) subject to the Option is [________]. The Option is a “non-qualified stock option” which is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

3.            Exercise Price. The Exercise Price of the Option is $[_____] per Share.

4.            Vesting. Subject to the provisions of the Plan and the Participant’s continued employment with the Company, the Option shall vest as to all Shares subject to the Option on the third anniversary of the Grant Date. No accelerated vesting shall occur except as provided in the Plan, as determined by the Committee or as a result of certain circumstances described in this Agreement, including: i) a reduction in force or downsizing, and/or closing of facilities (as described in Section 10); becoming a Retiree (as described in Section 11); termination of employment arising from death or disability (as described in Section 12), or ii) an event or circumstance resulting in accelerated vesting pursuant to the terms of any separate “Change in Control Employment Agreement” or similar agreement applicable in relation to or upon the occurrence of a Change in Control as defined in the Plan.

5.           Exercise of Option.

a)

Exercise. Except as provided in the Plan, the Participant may exercise a vested Option, in whole or in part, at any time during the term of the Option by providing written notice to the Company stating the number of shares in respect of which the Option is being exercised accompanied by payment of the aggregate Exercise Price. Such written notice may be delivered in person or by certified mail to the Corporate Secretary of the Company or in such other form or manner as the Committee may approve or any administrative agent engaged by the Company may specify for such purpose. The Option may not be exercised with respect to a number of Shares that is less than the lesser of (i) twenty-five or (ii) the total number of Shares remaining available for exercise pursuant to this Option Agreement.

b)

Payment. In order for an exercise of the vested Option to be effective, the Participant must pay the aggregate Exercise Price and all required withholding taxes with respect to the Shares being purchased. Such payment shall be made to the Company in cash or pursuant to such other payment terms and arrangements as the Committee may accept.

6.           Transferability of Option.

The Options granted hereby shall not be transferable except in accordance with the following provisions:

a)	Limit on Transfers. During the Participant’s lifetime, all Options shall be exercisable only by the Participant or by the legal guardian of a disabled Participant.
b)

Dispositions to Beneficiaries. A Participant shall have the right to designate a beneficiary who shall be entitled to exercise the Participant’s Options (subject to their terms and conditions) following the Participant’s death, and to whom any amounts payable following the Participant’s death shall be paid. Such designation shall be made in such manner and in accordance with such procedures as may be established by the Committee from time to time. If no beneficiary designation has been made to the Committee at the time of a Participant’s death, then the Participant’s beneficiary shall be deemed to be the Participant’s estate or heirs pursuant to the laws of descent and distribution. In order to exercise a Option after the Participant’s death, the beneficiary, or if no beneficiary designation has been made the personal representative of Participant’s estate or Participant’s lawful heirs, must agree to be bound by the provisions of the Plan and this Option Agreement and to be treated as the “Participant” under the Plan and the Option Agreement. All references to a “Participant” under the Plan and this Option Agreement shall be deemed to refer to the Participant’s beneficiaries, the personal representative of Participant’s estate or Participant’s heirs, as applicable after his or her death; provided, however, that references in the Plan or this Option Agreement to the employment of a Participant or to the termination of such Employment or to any competitive activity by a Participant shall continue to refer to the employment or any competitive activity of the Participant.

c)

Legal Restrictions on Transferability and Exercise. The Option covered hereby may not be exercised in any manner or at any time if the issuance of Shares upon the exercise of the Option or the method of payment of consideration for such Shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 207 of Title 12 of the Code of Federal Regulations (“Regulation G”) as promulgated by the Federal Reserve Board. The Participant agrees that if any of the Shares acquired by exercise of the Option granted hereunder are registered under the Securities Act, no public offering (otherwise than on a national securities exchange, as defined in the Exchange Act) of any Shares acquired by exercise of the Option will be made by the Participant or by any successor under circumstances such that the Participant or such successor may be deemed an underwriter, as defined in the Securities Act.

7. Withholding Taxes. No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to the Option, the Participant shall pay to the Company or make arrangements satisfactory to the Committee regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. If approved by the Committee in its sole discretion, the minimum required withholding obligations may be settled with Shares, including without limitation Shares otherwise delivered upon exercise of the Option. The obligations of the Company under the Plan and this Option Agreement shall be conditional on such payment, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant.

8. Applicability of the Plan. The Options and the Shares that may be purchased by exercise of the Options are subject to all provisions of the Plan and all determinations of the Committee made in accordance with the terms of the Plan. By executing this Option Agreement, the Participant expressly acknowledges (i) receipt of the Plan and any current Plan prospectus and (ii) the applicability of all provisions of the Plan to the Option. In the event of any inconsistency between this Option Agreement and the Plan, the Plan shall control.

9. General Termination of Employment. This Section 9 sets forth the normal treatment of a Participant’s Options following the date on which the employment relationship between Participant and the Company ceases to exist (the “Date of Termination”) where such termination does not result from circumstances such as a reduction in force or downsizing, closing of facilities, termination arising from death or disability or termination for Cause as described respectively in Sections 10, 11, 12 and 13 below; provided, that, for purposes of clarification, a Participant’s transfer of employment from the Company to McDonald’s Corporation or its subsidiaries (“McDonald’s”) will be treated as a continuation of the Participant’s employment with the Company, and any subsequent termination of such Participant’s employment with McDonald’s (other than a transfer of employment back to the Company) will be treated as a termination of employment with the Company for purposes of Sections 9 through 13 of this Option Agreement and the Plan. Notwithstanding any provision of this Section 9 or ensuing Sections 10, 11, 12 and 13 to the contrary, after a Participant’s Date of Termination, no Option may be exercised after the end of its full term specified pursuant to Section 1, unless otherwise determined by the Committee. In addition, the Participant’s Options, and the rights and obligations set forth herein, are subject to amendment, adjustment or termination pursuant to the Plan and/or Section 14:

a)	Unvested Options Held on the Date of Termination. Any unvested Options held by the Participant as of the Date of Termination shall immediately expire.

b)

Post-Termination Exercise and Expiration. The deadline for Participant’s exercise of any vested Options held by the Participant as of the Date of Termination shall be 30 days after the Date of Termination (the “Exercise Deadline”); provided, however, that upon a Qualifying Termination as defined in the Plan (or as modified pursuant to the terms of any Change in Control

Agreement between the Company and Participant), any unvested Options shall immediately vest on an accelerated basis, and the Exercise Deadline for any and all vested but unexercised Options held by the Participant (including those vesting by acceleration) will be the greater of two years following such Qualifying Termination or the period of time set forth in Section 11 (to the extent the subject termination of employment also qualifies for treatment under that Section). Any vested but unexercised Options not exercised on or before the Exercise Deadline shall immediately expire.

10. Economic Termination. In the event that a Participant’s Employment terminates as a result of a reduction in force or downsizing related to plant or facility closings, technology changes, reorganizations within the Company or a subsidiary of the Company, as applicable, or adverse economic or business conditions then:

a)

Unvested Options Held on the Date of Termination. Any unvested Options held by the Participant as of the Date of Termination that are scheduled to vest on or before the first anniversary of the Date of Termination shall vest immediately. Any other unvested Options held by the Participant on the Date of Termination shall immediately expire.

b)

Post-Termination Exercise and Expiration. The Exercise Deadline for Participant’s exercise of any vested Options held by the Participant as of the Date of Termination shall be 30 days after the Date of Termination. Any vested but unexercised Options not exercised on or before the Exercise Deadline shall immediately expire.

11. Participant’s Retirement or Becoming a Franchisee. The Company has specified criteria for classification as a “Retiree” for purposes of certain compensation plans which include a requirement that an employee shall have achieved the combined Age and Years of Service (as those terms are defined below) of at least 70. In this Section 11, the term “Age” of a Participant means (as of a particular date of determination), the Participant’s age on that date in whole years and any fractions thereof, and the term “Years of Service” means the number of years and fractions thereof during the period beginning on a Participant’s most recent commencement of employment with the Company or a subsidiary or parent of the Company and ending on such Participant’s Date of Termination. In the event that a Participant meeting the Age and Years of Service criteria for classification as a Retiree retires or if a Participant becomes a franchisee of the Company (or of a subsidiary of the Company whose financial results are consolidated with those of the Company), then provided such Participant gave the Chief Executive Officer of the Company or his or her designee at least six months prior written notice of retirement and additionally agreed for a period of two years after such retirement or acquisition of a franchise not to engage in any “competitive activity” with the Company (as determined from time to time by the Committee), the following special provisions shall apply:

a)

Unvested Options Held on the Date of Termination. Any unvested Options held by the Participant as of the Date of Termination that are scheduled to vest on or before the third anniversary of the Date of Termination shall vest immediately.

Any other unvested Options held by the Participant as of the Date of Termination shall immediately expire.

b)

Post-Termination Exercise and Expiration. The Exercise Deadline for the Participant’s vested Options shall be the third anniversary of the Date of Termination. Any unexercised Options held by the Participant shall expire immediately after the Exercise Deadline.

12. Death or Disability. In the event that a Participant’s Employment is terminated by reason of death or disability (for purposes of this Agreement, “disability” shall mean a Participant’s medically diagnosed permanent physical or mental inability to perform his or her job duties), the following shall apply:

a)	Unvested Options Held on the Date of Termination. Any unvested Options held by the Participant as of the Date of Termination shall immediately vest.
b)

Post-Termination Exercise and Expiration. The Exercise Deadline for any Options held by the Participant (or his or her beneficiaries or estate, in the case of death) on the Date of Termination shall be the third anniversary of the Date of Termination. Any unexercised Options held by the Participant (or his or her beneficiaries or estate, in the case of death) shall expire immediately after the Exercise Deadline.

13. Termination For Cause. In the event that a Participant’s Employment is terminated for Cause (as defined in the Plan), any Options held by such Participant on the Date of Termination, whether vested or unvested, shall immediately expire.

14. Modification; Waiver. Except as provided in the Plan or this Option Agreement, no provision of this Agreement may be amended, modified, or waived unless such amendment or modification is agreed to in writing and signed by the Participant and by a duly authorized officer of the Company, and such waiver is set forth in writing and signed by the party to be charged, provided that any change that is advantageous to Participant may be made by the Committee without Participant’s consent or written signature or acknowledgement. No waiver by either party hereto at any time of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. Participant acknowledges and agrees that the Committee has the right to amend an outstanding Option in whole or in part from time-to-time if the Committee believes, in its sole and absolute discretion, such amendment is required or appropriate in order to conform the Option to, or otherwise satisfy any legal requirement (including without limitation the provisions of Section 409A of the Code). Such amendments may be made retroactively or prospectively and without the approval or consent of the Participant to the extent permitted by applicable law, provided that the Committee shall not have any such authority to the extent that the grant or exercise of such authority would cause any tax to become due under Section 409A of the Code.

15 Notices. Except as the Committee may otherwise prescribe or allow in connection with communications procedures developed in coordination with any third party administrator engaged by the Company, all notices, including notices of exercise, requests, demands or other communications required or permitted with respect to the Plan, shall be in writing addressed or delivered to the parties. Such communications shall be deemed to have been duly given to any party when delivered by hand, by messenger, by a nationally recognized overnight delivery company, by facsimile, or by first-class mail, postage prepaid and return receipt requested, in each case to the applicable addresses set forth below:

If to the Participant:

to the Participant’s most recent address on the records of the Company

If to the Company:

Chipotle Mexican Grill, Inc.

1543 Wazee

Denver, CO 80202

Attn: Human Resources Executive Director

Facsimile: 303-222-2500

(or to such other address as the party in question shall from time to time designate by written notice to the other parties).

16. Governing Law. Except to the extent that provisions of the Plan are governed by applicable provisions of the Code or other substantive provisions of federal law, the Plan and all Options made and actions taken thereunder shall be governed by and construed and enforced in accordance with the laws of the State of Colorado without regard to the principles of conflicts of law thereof.

CHIPOTLE MEXICAN GRILL, INC.

  By:

[NAME OF PARTICIPANT]
______________________________

Option Agreement

This option agreement (“Option Agreement”) evidences the grant to [_______] (the “Participant”) by Chipotle Mexican Grill, Inc. (the “Company”) of the non-qualified option to purchase shares of Common Stock provided for below (the “Option”) pursuant to the Chipotle Mexican Grill, Inc. 2006 Stock Incentive Plan (the “Plan”). This Option Agreement and the Option granted hereunder is expressly subject to all of the terms, definitions and provisions of the Plan as it may be amended and restated from time-to-time. Capitalized terms used in this Option Agreement and not defined herein shall have the meanings attributed to them in the Plan.

1.            Grant Date and Term. The date on which the Option is granted is [Option [_________] (the “Grant Date”). The term of the Option is from the Grant Date until the seventh anniversary of the Grant Date, subject to earlier termination of employment.

2.            Number of Shares Subject to Option; Type of Option. The number of shares of the Company’s Class A Common Stock (“Shares”) subject to the Option is [________]. The Option is a “non-qualified stock option” which is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

3.          Exercise Price. The Exercise Price of the Option is $[_____] per Share.

4.             Vesting. Subject to the provisions of the Plan and the Participant’s continued employment with the Company, the Option shall vest as to all Shares subject to the Option on the third anniversary of the Grant Date. No accelerated vesting shall occur except as provided in the Plan, as determined by the Committee or as a result of certain circumstances described in this Agreement, including: i) a reduction in force or downsizing, and/or closing of facilities (as described in Section 10); becoming a Retiree (as described in Section 11); termination of employment arising from death or disability (as described in Section 12), or ii) an event or circumstance resulting in accelerated vesting pursuant to the terms of any separate “Change in Control Employment Agreement” or similar agreement applicable in relation to or upon the occurrence of a Change in Control as defined in the Plan.

5.           Exercise of Option.

a)

Exercise. Except as provided in the Plan, the Participant may exercise a vested Option, in whole or in part, at any time during the term of the Option by providing written notice to the Company stating the number of shares in respect of which the Option is being exercised accompanied by payment of the aggregate Exercise Price. Such written notice may be delivered in person or by certified mail to the Corporate Secretary of the Company or in such other form or manner as the Committee may approve or any administrative agent engaged by the Company may specify for such purpose. The Option may not be exercised with respect to a number of Shares that is less than the lesser of (i) twenty-five or (ii) the total number of Shares remaining available for exercise pursuant to this Option Agreement.

b)

Payment. In order for an exercise of the vested Option to be effective, the Participant must pay the aggregate Exercise Price and all required withholding taxes with respect to the Shares being purchased. Such payment shall be made to the Company in cash or pursuant to such other payment terms and arrangements as the Committee may accept.

6.        Transferability of Option.

The Options granted hereby shall not be transferable except in accordance with the following provisions:

a)	Limit on Transfers. During the Participant’s lifetime, all Options shall be exercisable only by the Participant or by the legal guardian of a disabled Participant.
b)

Dispositions to Beneficiaries. A Participant shall have the right to designate a beneficiary who shall be entitled to exercise the Participant’s Options (subject to their terms and conditions) following the Participant’s death, and to whom any amounts payable following the Participant’s death shall be paid. Such designation shall be made in such manner and in accordance with such procedures as may be established by the Committee from time to time. If no beneficiary designation has been made to the Committee at the time of a Participant’s death, then the Participant’s beneficiary shall be deemed to be the Participant’s estate or heirs pursuant to the laws of descent and distribution. In order to exercise a Option after the Participant’s death, the beneficiary, or if no beneficiary designation has been made the personal representative of Participant’s estate or Participant’s lawful heirs, must agree to be bound by the provisions of the Plan and this Option Agreement and to be treated as the “Participant” under the Plan and the Option Agreement. All references to a “Participant” under the Plan and this Option Agreement shall be deemed to refer to the Participant’s beneficiaries, the personal representative of Participant’s estate or Participant’s heirs, as applicable after his or her death; provided, however, that references in the Plan or this Option Agreement to the employment of a Participant or to the termination of such Employment or to any competitive activity by a Participant shall continue to refer to the employment or any competitive activity of the Participant.

c)

Legal Restrictions on Transferability and Exercise. The Option covered hereby may not be exercised in any manner or at any time if the issuance of Shares upon the exercise of the Option or the method of payment of consideration for such Shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 207 of Title 12 of the Code of Federal Regulations (“Regulation G”) as promulgated by the Federal Reserve Board. The Participant agrees that if any of the Shares acquired by exercise of the Option granted hereunder are registered under the Securities Act, no public offering (otherwise than on a national securities exchange, as defined in the Exchange Act) of any Shares acquired by exercise of the Option will be made by the Participant or by any successor under circumstances such that the Participant or such successor may be deemed an underwriter, as defined in the Securities Act.

7.           Withholding Taxes. No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to the Option, the Participant shall pay to the Company or make arrangements satisfactory to the Committee regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. If approved by the Committee in its sole discretion, the minimum required withholding obligations may be settled with Shares, including without limitation Shares otherwise delivered upon exercise of the Option. The obligations of the Company under the Plan and this Option Agreement shall be conditional on such payment, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant.

8.            Applicability of the Plan. The Options and the Shares that may be purchased by exercise of the Options are subject to all provisions of the Plan and all determinations of the Committee made in accordance with the terms of the Plan. By executing this Option Agreement, the Participant expressly acknowledges (i) receipt of the Plan and any current Plan prospectus and (ii) the applicability of all provisions of the Plan to the Option. In the event of any inconsistency between this Option Agreement and the Plan, the Plan shall control.

9.           General Termination of Employment. This Section 9 sets forth the normal treatment of a Participant’s Options following the date on which the employment relationship between Participant and the Company ceases to exist, including a Qualifying Termination (the “Date of Termination”) where such termination does not result from circumstances such as a reduction in force or downsizing, closing of facilities, termination arising from death or disability or termination for Cause as described respectively in Sections 10, 11, 12 and 13 below; provided, that, for purposes of clarification, a Participant’s transfer of employment from the Company to McDonald’s Corporation or its subsidiaries (“McDonald’s”) will be treated as a continuation of the Participant’s employment with the Company, and any subsequent termination of such Participant’s employment with McDonald’s (other than a transfer of employment back to the Company) will be treated as a termination of employment with the Company for purposes of Sections 9 through 13 of this Option Agreement and the Plan. Notwithstanding any provision of this Section 9 or ensuing Sections 10, 11, 12 and 13 to the contrary, after a Participant’s Date of Termination, no Option may be exercised after the end of its full term specified pursuant to Section 1, unless otherwise determined by the Committee. In addition, the Participant’s Options, and the rights and obligations set forth herein, are subject to amendment, adjustment or termination pursuant to the Plan and/or Section 14:

a)	Unvested Options Held on the Date of Termination. Any unvested Options held by the Participant as of the Date of Termination shall immediately expire.

b)

Post-Termination Exercise and Expiration. The deadline for Participant’s exercise of any vested Options held by the Participant as of the Date of Termination shall be 30 days after the Date of Termination (the “Exercise Deadline”). Any vested but unexercised Options not exercised on or before the Exercise Deadline shall immediately expire.

10.             Economic Termination. In the event that a Participant’s Employment terminates as a result of a reduction in force or downsizing related to plant or facility closings, technology changes, reorganizations within the Company or a subsidiary of the Company, as applicable, or adverse economic or business conditions then:

a)

Unvested Options Held on the Date of Termination. Any unvested Options held by the Participant as of the Date of Termination that are scheduled to vest on or before the first anniversary of the Date of Termination shall vest immediately. Any other unvested Options held by the Participant on the Date of Termination shall immediately expire.

b)

Post-Termination Exercise and Expiration. The Exercise Deadline for Participant’s exercise of any vested Options held by the Participant as of the Date of Termination shall be 30 days after the Date of Termination. Any vested but unexercised Options not exercised on or before the Exercise Deadline shall immediately expire.

11.            Participant’s Retirement or Becoming a Franchisee. The Company has specified criteria for classification as a “Retiree” for purposes of certain compensation plans which include a requirement that an employee shall have achieved the combined Age and Years of Service (as those terms are defined below) of at least 70. In this Section 11, the term “Age” of a Participant means (as of a particular date of determination), the Participant’s age on that date in whole years and any fractions thereof, and the term “Years of Service” means the number of years and fractions thereof during the period beginning on a Participant’s most recent commencement of employment with the Company or a subsidiary or parent of the Company and ending on such Participant’s Date of Termination. In the event that a Participant meeting the Age and Years of Service criteria for classification as a Retiree retires or if a Participant becomes a franchisee of the Company (or of a subsidiary of the Company whose financial results are consolidated with those of the Company), then provided such Participant gave the Chief Executive Officer of the Company or his or her designee at least six months prior written notice of retirement and additionally agreed for a period of two years after such retirement or acquisition of a franchise not to engage in any “competitive activity” with the Company (as determined from time to time by the Committee), the following special provisions shall apply:

a)

Unvested Options Held on the Date of Termination. Any unvested Options held by the Participant as of the Date of Termination that are scheduled to vest on or before the third anniversary of the Date of Termination shall vest immediately. Any other unvested Options held by the Participant as of the Date of Termination shall immediately expire.

b)

Post-Termination Exercise and Expiration. The Exercise Deadline for the Participant’s vested Options shall be the third anniversary of the Date of Termination. Any unexercised Options held by the Participant shall expire immediately after the Exercise Deadline.

12.            Death or Disability. In the event that a Participant’s Employment is terminated by reason of death or disability (for purposes of this Agreement, “disability” shall mean a Participant’s medically diagnosed permanent physical or mental inability to perform his or her job duties), the following shall apply:

a)	Unvested Options Held on the Date of Termination. Any unvested Options held by the Participant as of the Date of Termination shall immediately vest.
b)

Post-Termination Exercise and Expiration. The Exercise Deadline for any Options held by the Participant (or his or her beneficiaries or estate, in the case of death) on the Date of Termination shall be the third anniversary of the Date of Termination. Any unexercised Options held by the Participant (or his or her beneficiaries or estate, in the case of death) shall expire immediately after the Exercise Deadline.

13.           Termination For Cause. In the event that a Participant’s Employment is terminated for Cause (as defined in the Plan), any Options held by such Participant on the Date of Termination, whether vested or unvested, shall immediately expire.

14.           Modification; Waiver. Except as provided in the Plan or this Option Agreement, no provision of this Agreement may be amended, modified, or waived unless such amendment or modification is agreed to in writing and signed by the Participant and by a duly authorized officer of the Company, and such waiver is set forth in writing and signed by the party to be charged, provided that any change that is advantageous to Participant may be made by the Committee without Participant’s consent or written signature or acknowledgement. No waiver by either party hereto at any time of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. Participant acknowledges and agrees that the Committee has the right to amend an outstanding Option in whole or in part from time-to-time if the Committee believes, in its sole and absolute discretion, such amendment is required or appropriate in order to conform the Option to, or otherwise satisfy any legal requirement (including without limitation the provisions of Section 409A of the Code). Such amendments may be made retroactively or prospectively and without the approval or consent of the Participant to the extent permitted by applicable law, provided that the Committee shall not have any such authority to the extent that the grant or exercise of such authority would cause any tax to become due under Section 409A of the Code.

15            Notices. Except as the Committee may otherwise prescribe or allow in connection with communications procedures developed in coordination with any third party administrator engaged by the Company, all notices, including notices of exercise, requests, demands or other communications required or permitted with respect to the Plan, shall be in writing addressed or delivered to the parties. Such communications shall be deemed to have been duly given to any party when delivered by hand, by messenger, by a nationally recognized overnight delivery company, by facsimile, or by first-class mail, postage prepaid and return receipt requested, in each case to the applicable addresses set forth below:

If to the Participant:

to the Participant’s most recent address on the records of the Company

If to the Company:

Chipotle Mexican Grill, Inc.

1543 Wazee

Denver, CO 80202

Attn: Human Resources Executive Director

Facsimile: 303-222-2500

(or to such other address as the party in question shall from time to time designate by written notice to the other parties).

16.             Governing Law. Except to the extent that provisions of the Plan are governed by applicable provisions of the Code or other substantive provisions of federal law, the Plan and all Options made and actions taken thereunder shall be governed by and construed and enforced in accordance with the laws of the State of Colorado without regard to the principles of conflicts of law thereof.

CHIPOTLE MEXICAN GRILL, INC.

By:

[NAME OF PARTICIPANT]
______________________________

Form of Option Agreement [Converted SARS]

This option agreement (“Option Agreement”) evidences the conversion of _________ stock appreciation rights (the “SARs”) issued under the Chipotle Stock Appreciation Rights Plan and held by [_______] (the “Participant”) into a non-qualified option to purchase __________shares of Common Stock as more fully described below (the “Option”) pursuant to the Chipotle Mexican Grill, Inc. 2006 Stock Incentive Plan (the “Plan”) by Chipotle Mexican Grill, Inc. (the “Company”). This Option Agreement and the Stock Option issued hereunder is expressly subject to all of the terms, definitions and provisions of the Plan as it may be amended and restated from time-to-time. Capitalized terms used in this Option Agreement and not defined herein shall have the meanings attributed to them in the Plan.

It is agreed as follows:

1. Effective Date of Conversion; Term of Option. Effective as of __________, the SARs will be converted into an Option to purchase __________ shares of Class A Common Stock (the “Shares”). The SARs will terminate effective as of such conversion, and the Participant acknowledges and agrees that he or she will have no further rights with respect to the SARs, subject to earlier termination of employment.

2.            Type of Option. The Option is a non-qualified stock option which is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code. For purposes of determining the vesting, exercisability and termination of the Option, the Option will be deemed to have been granted on July 14, 2004 (the “Grant Date”). Unless sooner terminated in accordance with the terms of the Plan or this Option Agreement, the Option shall terminate on July 14, 2010.

3.            Exercise Price. The Exercise Price of the Option is $22.35 per Share.

4.            Vesting. Subject to the provisions of the Plan, the Stock Option shall vest as to all Shares subject to the Stock Option on the third anniversary of the Grant Date. No accelerated vesting shall occur except as provided in the Plan or as a result of certain circumstances described in this Agreement, including: i) a reduction in force or downsizing, and/or closing of facilities (as described in Section 10); becoming a Retiree (as described in Section 11); termination of employment arising from death or disability (as described in Section 12), or ii) an event or circumstance resulting in accelerated vesting pursuant to the terms of any separate “Change in Control Employment Agreement” or similar agreement applicable in relation to or upon the occurrence of a Change in Control as defined in the Plan.

5.	Exercise of Option.

a)

Exercise. Except as provided in the Plan, the Participant may exercise a vested Option, in whole or in part, at any time during the term of the Option by providing written notice to the Company stating the number of shares in respect of which the Option is being exercised accompanied by payment of the aggregate Exercise Price. Such written notice may be delivered in person or by certified mail to the

Corporate Secretary of the Company or in such other form or manner as the Committee may approve or any administrative agent engaged by the Company may specify for such purpose. The Option may not be exercised with respect to a number of Shares that is less than the lesser of (i) twenty-five or (ii) the total number of Shares remaining available for exercise pursuant to this Option Agreement.
b)

Payment. In order for an exercise of the vested Option to be effective, the Participant must pay the aggregate Exercise Price and all required withholding taxes with respect to the Shares being purchased. Such payment shall be made to the Company in cash or pursuant to such other payment terms and arrangements as the Committee may accept.

	6.	Transferability of Option.
The Options granted hereby shall not be transferable except in accordance with the following provisions:

a)	Limit on Transfers. During the Participant’s lifetime, all Options shall be exercisable only by the Participant or by the legal guardian of a disabled Participant.
b)

Dispositions to Beneficiaries. A Participant shall have the right to designate a beneficiary who shall be entitled to exercise the Participant’s Options (subject to their terms and conditions) following the Participant’s death, and to whom any amounts payable following the Participant’s death shall be paid. Such designation shall be made in such manner and in accordance with such procedures as may be established by the Committee from time to time. If no beneficiary designation has been made to the Committee at the time of a Participant’s death, then the Participant’s beneficiary shall be deemed to be the Participant’s estate or heirs pursuant to the laws of descent and distribution. In order to exercise a Option after the Participant’s death, the beneficiary, or if no beneficiary designation has been made the personal representative of Participant’s estate or Participant’s lawful heirs, must agree to be bound by the provisions of the Plan and this Option Agreement and to be treated as the “Participant” under the Plan and the Option Agreement. All references to a “Participant” under the Plan and this Option Agreement shall be deemed to refer to the Participant’s beneficiaries, the personal representative of Participant’s estate or Participant’s heirs, as applicable after his or her death; provided, however, that references in the Plan or this Option Agreement to the employment of a Participant or to the termination of such Employment or to any competitive activity by a Participant shall continue to refer to the employment or any competitive activity of the Participant.

c)

Legal Restrictions on Transferability and Exercise. The Option covered hereby may not be exercised in any manner or at any time if the issuance of Shares upon the exercise of the Option or the method of payment of consideration for such Shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 207 of Title 12 of the Code of Federal Regulations (“Regulation G”) as promulgated by the Federal Reserve Board. The Participant agrees that if any of the Shares acquired by exercise of the Option granted hereunder are registered under the Securities Act, no public offering (otherwise than on a national securities exchange, as defined in the Exchange Act) of any Shares acquired by exercise of the Option will be made by the Participant or by any successor under circumstances such that the Participant or such successor may be deemed an underwriter, as defined in the Securities Act.

7.           Withholding Taxes. No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to the Option, the Participant shall pay to the Company or make arrangements satisfactory to the Committee regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. If approved by the Committee in its sole discretion, the minimum required withholding obligations may be settled with Shares, including without limitation Shares otherwise delivered upon exercise of the Option. The obligations of the Company under the Plan and this Option Agreement shall be conditional on such payment, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant.

8.          Applicability of the Plan. The Options and the Shares that may be purchased by exercise of the Options are subject to all provisions of the Plan and all determinations of the Committee made in accordance with the terms of the Plan. By executing this Option Agreement, the Participant expressly acknowledges (i) receipt of the Plan and any current Plan prospectus and (ii) the applicability of all provisions of the Plan to the Option. In the event of any inconsistency between this Option Agreement and the Plan, the Plan shall control.

9.            General Termination of Employment. This Section 9 sets forth the normal treatment of a Participant’s Options following the date on which the employment relationship between Participant and the Company ceases to exist, including a Qualifying Termination (the “Date of Termination”) where such termination does not result from circumstances such as a reduction in force or downsizing, closing of facilities, termination arising from death or disability or termination for Cause as described respectively in Sections 10, 11, 12 and 13 below; provided, that, for purposes of clarification, a Participant’s transfer of employment from the Company to McDonald’s Corporation or its subsidiaries (“McDonald’s”) will be treated as a continuation of the Participant’s employment with the Company, and any subsequent termination of such Participant’s employment with McDonald’s (other than a transfer of employment back to the Company) will be treated as a termination of employment with the Company for purposes of Sections 9 through 13 of this Option Agreement and the Plan. Notwithstanding any provision of this Section 9 or ensuing Sections 10, 11, 12 and 13 to the contrary, after a Participant’s Date of Termination, no Option may be exercised after the end of its full term specified pursuant to Section 1, unless otherwise determined by the Committee. In addition, the Participant’s Options, and the rights and obligations set forth herein, are subject to amendment, adjustment or termination pursuant to the Plan and/or Section 14:

a)	Unvested Options Held on the Date of Termination. Any unvested Options held by the Participant as of the Date of Termination shall immediately expire.

b)

Post-Termination Exercise and Expiration. The deadline for Participant’s exercise of any vested Options held by the Participant as of the Date of Termination shall be 30 days after the Date of Termination (the “Exercise Deadline”). Any vested but unexercised Options not exercised on or before the Exercise Deadline shall immediately expire.

10.         Economic Termination. In the event that a Participant’s Employment terminates as a result of a reduction in force or downsizing related to plant or facility closings, technology changes, reorganizations within the Company or a subsidiary of the Company, as applicable, or adverse economic or business conditions then:

a)

Unvested Options Held on the Date of Termination. Any unvested Options held by the Participant as of the Date of Termination that are scheduled to vest on or before the first anniversary of the Date of Termination shall vest immediately. Any other unvested Options held by the Participant on the Date of Termination shall immediately expire.

b)

Post-Termination Exercise and Expiration. The Exercise Deadline for Participant’s exercise of any vested Options held by the Participant as of the Date of Termination shall be 30 days after the Date of Termination. Any vested but unexercised Options not exercised on or before the Exercise Deadline shall immediately expire.

11.         Participant’s Retirement or Becoming a Franchisee. The Company has specified criteria for classification as a “Retiree” for purposes of certain compensation plans which include a requirement that an employee shall have achieved the combined Age and Years of Service (as those terms are defined below) of at least 70. In this Section 11, the term “Age” of a Participant means (as of a particular date of determination), the Participant’s age on that date in whole years and any fractions thereof, and the term “Years of Service” means the number of years and fractions thereof during the period beginning on a Participant’s most recent commencement of employment with the Company or a subsidiary or parent of the Company and ending on such Participant’s Date of Termination. In the event that a Participant meeting the Age and Years of Service criteria for classification as a Retiree retires or if a Participant becomes a franchisee of the Company (or of a subsidiary of the Company whose financial results are consolidated with those of the Company), then provided such Participant gave the Chief Executive Officer of the Company or his or her designee at least six months prior written notice of retirement and additionally agreed for a period of two years after such retirement or acquisition of a franchise not to engage in any “competitive activity” with the Company (as determined from time to time by the Committee), the following special provisions shall apply:

a)

Unvested Options Held on the Date of Termination. Any unvested Options held by the Participant as of the Date of Termination that are scheduled to vest on or before the third anniversary of the Date of Termination shall vest immediately.

Any other unvested Options held by the Participant as of the Date of Termination shall immediately expire.

b)

Post-Termination Exercise and Expiration. The Exercise Deadline for the Participant’s vested Options shall be the third anniversary of the Date of Termination. Any unexercised Options held by the Participant shall expire immediately after the Exercise Deadline.

12.        Death or Disability. In the event that a Participant’s Employment is terminated by reason of death or disability (for purposes of this Agreement, “disability” shall mean a Participant’s medically diagnosed permanent physical or mental inability to perform his or her job duties), the following shall apply:

a)	Unvested Options Held on the Date of Termination. Any unvested Options held by the Participant as of the Date of Termination shall immediately vest.
b)

Post-Termination Exercise and Expiration. The Exercise Deadline for any Options held by the Participant (or his or her beneficiaries or estate, in the case of death) on the Date of Termination shall be the third anniversary of the Date of Termination. Any unexercised Options held by the Participant (or his or her beneficiaries or estate, in the case of death) shall expire immediately after the Exercise Deadline.

13.             Termination For Cause. In the event that a Participant’s Employment is terminated for Cause (as defined in the Plan), any Options held by such Participant on the Date of Termination, whether vested or unvested, shall immediately expire.

14.        Modification; Waiver. Except as provided in the Plan or this Option Agreement, no provision of this Agreement may be amended, modified, or waived unless such amendment or modification is agreed to in writing and signed by the Participant and by a duly authorized officer of the Company, and such waiver is set forth in writing and signed by the party to be charged, provided that any change that is advantageous to Participant may be made by the Committee without Participant’s consent or written signature or acknowledgement. No waiver by either party hereto at any time of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. Participant acknowledges and agrees that the Committee has the right to amend an outstanding Option in whole or in part from time-to-time if the Committee believes, in its sole and absolute discretion, that such amendment is required or appropriate in order to conform the Option to, or otherwise satisfy any legal requirement (including without limitation the provisions of Section 409A of the Code). Such amendments may be made retroactively or prospectively and without the approval or consent of the Participant to the extent permitted by applicable law, provided that the Committee shall not have any such authority to the extent that the grant or exercise of such authority would cause any tax to become due under Section 409A of the Code.

15.         Notices. Except as the Committee may otherwise prescribe or allow in connection with communications procedures developed in coordination with any third party administrator engaged by the Company, all notices, including notices of exercise, requests, demands or other communications required or permitted with respect to the Plan, shall be in writing addressed or delivered to the parties. Such communications shall be deemed to have been duly given to any party when delivered by hand, by messenger, by a nationally recognized overnight delivery company, by facsimile, or by first-class mail, postage prepaid and return receipt requested, in each case to the applicable addresses set forth below:

If to the Participant:

to the Participant’s most recent address on the records of the Company

If to the Company:

Chipotle Mexican Grill, Inc.

1543 Wazee

Denver, CO 80202

Attn: Human Resources Executive Director

Facsimile: 303-222-2500

(or to such other address as the party in question shall from time to time designate by written notice to the other parties).

16.   Governing Law. Except to the extent that provisions of the Plan are governed by applicable provisions of the Code or other substantive provisions of federal law, the Plan and all Options made and actions taken thereunder shall be governed by and construed and enforced in accordance with the laws of the State of Colorado without regard to the principles of conflicts of law thereof.

CHIPOTLE MEXICAN GRILL, INC.

By:

[NAME OF PARTICIPANT]
______________________________